FFD FINANCIAL CORPORATION
                2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


     1. Purpose. The purpose of the FFD Financial Corporation 2002 Stock Option Plan for Non-Employee Directors (this "Plan") is to promote and advance the interests of FFD Financial Corporation (the "Company") and its shareholders by enabling the Company to attract, retain and reward qualified and experienced persons to serve as directors of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between such directors and the Company's shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

     2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

          (c) "Common Shares" means the common shares, no par value per share, of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

          (d) "Company" means FFD Financial Corporation, an Ohio corporation, or any successor corporation.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          (f) "Fair Market Value" shall be determined as follows:

                    (i) If the Common Shares are quoted on The Nasdaq Stock
               Market at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing high bid and low asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market.

                    (ii) If the Common Shares are not quoted on The Nasdaq Stock
               Market, then the Fair Market Value shall be as determined by the Board.

          (g) "Participant" means a director of the Company or a Subsidiary who is granted an Award under this Plan.




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          (h) "Plan" means the FFD Financial Corporation 2002 Stock Option Plan for Non-Employee Directors, as set forth herein and as it may be hereafter amended from time to time.

          (i) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of this Plan.

          (j) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power and includes, without limitation, First Federal Community Bank.

          (k) "Terminated for Cause" means any removal of a director for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director which results in a substantial financial loss to the Company or a Subsidiary.

     3. Administration.

          (a) This Plan shall be administered by the Board, which is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all Participants in this Plan and any person validly claiming under or through a Participant in this Plan. The Company shall effect the granting of Stock Options under this Plan in accordance with the determinations made by the Board, by execution of instruments in writing in such form as approved by the Board.

     4. Duration of, and Common Shares Subject to, this Plan.

          (a) Term. This Plan shall terminate on October 15, 2012, except with respect to Stock Options then outstanding.

          (b) Common Shares Subject to Plan. The maximum number of Common Shares in respect of which Stock Options may be granted under this Plan is Twelve Thousand Two Hundred and Fifty (12,250), subject to adjustment as provided in Section 9 of this Plan.

     For the purpose of computing the total number of Common Shares available for Stock Options under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon the exercise or settlement of Stock Options as of the dates on which such Stock Options are granted. If any Stock Options are forfeited, terminated or


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exchanged for other Stock Options, or expire unexercised, the Common Shares which were theretofore subject to such Stock Options shall again be available for Stock Options under this Plan to the extent of such forfeiture, termination or expiration of such Stock Options.

     Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan.

     5. Eligibility and Grants. Persons eligible for Stock Options under this Plan shall consist of directors of the Company or a Subsidiary whose performance or potential contribution, in the judgment of the Board, will benefit the future success of the Company or a Subsidiary. In selecting the directors to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Board shall consider the position, duties and responsibilities of the eligible directors, the value of their services to the Company and the Subsidiaries and any other factors the Board may deem relevant.

     6. Stock Options. Stock Options granted under this Plan shall be subject to the following terms and conditions as the Board shall deem desirable:

          (a) Grant. Stock Options may be granted under this Plan on terms and conditions not inconsistent with the provisions of this Plan and in such form as the Board may from time to time approve and shall contain such additional terms and conditions not inconsistent with the express provisions of this Plan.

          (b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Board at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option.

          (c) Stock Option Terms. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Board.

          (d) Exercisability. Except as set forth in Section 7 of this Plan, Stock Options awarded under this Plan shall become exercisable at the rate of one-fifth per year commencing on the date that is one year after the date of the grant of the Stock Option and shall be subject to such other terms and conditions as shall be determined by the Board at the date of grant.

          (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Board in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock


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



     Options. The Board may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board, and use the proceeds from such sale as payment of the purchase price of such shares. The grant of any Stock Option under this Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Stock Option payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof.

     7. Termination of Directorship.

          (a) Except in the event of the death or disability of a Participant, upon the resignation, removal or retirement from the board of directors of the Company or any Subsidiary of any Participant, any Stock Option which has not yet become exercisable shall thereupon terminate and be of no further force or effect, and, subject to extension by the Board, any Stock Option which has become exercisable shall terminate if it is not exercised within 12 months of such resignation, removal or retirement.

          (b) Unless the Board shall specifically state otherwise at the time an Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's directorship with the Company or a Subsidiary because of his death or disability, and, subject to extension by the Board, all Stock Options shall terminate if not exercised within 12 months of the Participant's death or disability.

          (c) In the event the directorship of a Participant is Terminated for Cause, any Stock Option which has not been exercised shall terminate as of the date of such termination for cause.

     8. Non-transferability of Stock Options. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

     9. Adjustments Upon Changes in Capitalization.

          (a) The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another


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     company or options to purchase the stock of another company for any Stock
     Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

          (b) In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

          (c) The Board may also make such adjustments in the number of shares covered by, and the exercise price or other value of, any outstanding Stock Options in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

     10. Amendment and Termination of this Plan. The Board may at any time terminate this Plan or may amend it from time to time in such respects as the Board may deem advisable; provided, however, that no such action shall affect or in any way impair the rights of a Participant under any Stock Option previously granted under this Plan without the consent of the affected Participant. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

     11. Modification of Stock Options. The Board may approve the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal shall reduce the exercise price or confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

     12. Miscellaneous.

          (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.


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          (b) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (c) Stock Option Agreement. Each Participant receiving a Stock Option under this Plan shall enter into an agreement with the Company in a form specified by the Board agreeing to the terms and conditions of the Stock Option and such related matters as the Board shall, in its sole discretion, determine.

          (d) Cost of Plan. The costs and expenses of administering this Plan shall be borne by the Company.

          (e) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.

          (f) Effective Date. This Plan shall be effective as of October 15,
     2002.


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